                                 SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement              / / Confidential, for Use of the
/X/ Definitive Proxy Statement                   Commission Only
/ / Definitive Additional Materials              (as permitted by Rule
/ / Soliciting Material Pursuant to              14a-6(e)(2))
    Rule 14a-11(c) or Rule 14a-12

                             Angelica Corporation
------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

------------------------------------------------------------------------------
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    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
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    (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

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    (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTIONS APPLIES:

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    / / Check box if any part of the fee is offset as provided by Exchange Act
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
                                ANGELICA [LOGO]




                                 April 16, 1998

           Dear Shareholder:

               You are cordially invited to attend our Annual Meeting of Shareholders at 10:00 a.m. on Wednesday, May 27, 1998, at the Saint Louis Club, 14th Floor, 7701 Forsyth Boulevard, Clayton, Missouri. We will review Angelica's Fiscal Year 1998 performance and answer your questions. Enclosed with this Proxy Statement are your proxy card and the 1998 Annual Report.

               Angelica has taken the challenge to write a proxy statement in "plain English." We hope you like this new simplified format, and we welcome your comments.

               I look forward to seeing you on May 27 and would like to take this opportunity to remind you that your vote is important.

                                               Sincerely,

                                               /s/ Don W. Hubble

                                               Don W. Hubble
                                               Chairman, President
                                               and Chief Executive Officer

           April 16, 1998
           424 South Woods Mill Road
           Chesterfield, Missouri 63017-3406

                                ANGELICA [LOGO]




                                  MAY 27, 1998

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

          The Annual Meeting of Shareholders of Angelica Corporation will be held on Wednesday, May 27, 1998 at the Saint Louis Club, 14th Floor, 7701 Forsyth Boulevard, Clayton, Missouri, to consider and take action on the following:

          1. Election of three Directors to serve for three-year terms.

          2. Election of one Director to serve for a two-year term.

          3. Transact any other business properly brought before the meeting or any adjournment thereof.

          Shareholders of record at the close of business on April 7, 1998, will be entitled to vote at the Annual Meeting or any adjournments thereof. A ticket is not necessary to attend the Annual Meeting, however, in order to estimate the number of people who will attend, please mark the appropriate box on the proxy card if you plan to attend the Annual Meeting.

          This Proxy Statement, proxy card and Angelica's Fiscal 1998 Annual Report to Shareholders are being distributed on or about April 16, 1998.

                                          By order of the Board of Directors,


                                          Jill Witter, Esq.
                                          Secretary

                                ANGELICA [LOGO]


                                PROXY STATEMENT


                         GENERAL QUESTIONS AND ANSWERS

                              ON WHAT AM I VOTING?

    Four Directors will be elected at this year's annual meeting. Three directors, Susan S. Elliott, Don W. Hubble, and H. Edwin Trusheim are nominated for election to a term of three years each. One director, David A. Abrahamson, will serve for a term of two years. These will be separate elections, and the persons with the three highest vote totals in the first election and the highest vote total in the second election will be elected as Directors. Because of his position as Chairman, President and Chief Executive Officer, Mr. Hubble is considered an inside director. All other nominees for director are considered outside directors.

--------------------------------------------------------------------------------

                            WHO IS ENTITLED TO VOTE?

    Shareholders as of the close of business on April 7, 1998 (the Record Date) are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter to be considered at the meeting. Shareholders do not have the right to cumulate their votes for one or more of the Directors standing for election.

--------------------------------------------------------------------------------

                                 HOW DO I VOTE?

    Sign and date each proxy card you receive and return it in the prepaid envelope. You have the right to revoke your proxy any time before the meeting by: 1) notifying Angelica's Corporate Secretary, 2) voting in person, or 3) returning a later-dated proxy. If you return your signed proxy card, but do not indicate your voting preferences, Don W. Hubble and Leslie F. Loewe will vote, on your behalf, FOR each of the nominees for Director. The Board of Directors recommends you vote FOR each of the directors standing for election.

--------------------------------------------------------------------------------

                            IS MY VOTE CONFIDENTIAL?

    Proxy cards, ballots and voting tabulations that identify individual shareholders are confidential. Only the proxy tabulator and certain employees associated with processing proxy cards and counting the vote have access to your card. Additionally, all comments directed to management (whether written on the proxy card or elsewhere) will remain confidential, unless you ask that your name be disclosed.

--------------------------------------------------------------------------------

                            WHO WILL COUNT THE VOTE?

    Representatives of UMB Bank will tabulate the votes and act as inspectors of election.

--------------------------------------------------------------------------------

                  WHAT SHARES ARE INCLUDED IN THE PROXY CARD?

    The shares on your card represent all your shares, including those in Angelica's dividend reinvestment plan, the employee benefit plans and shares credited to your savings plan account held in custody by the trustee, Bankers Trust Company.

--------------------------------------------------------------------------------

              WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

    It is an indication that your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. To provide better shareholder services, we encourage you to have all accounts registered in the same name or names and address. You may do this by contacting our transfer agent, UMB Bank at (800) 884-4225.

--------------------------------------------------------------------------------

                           WHAT CONSTITUTES A QUORUM?

    As of the Record Date, 9,194,581 shares of Angelica Common Stock were issued and outstanding. A majority of the shares which are either present in person or represented by proxy at the meeting is required to constitute a quorum.

    The total number of votes that will be considered to be present at the meeting is the number of votes actually cast. Votes withheld in election of Directors are counted as "shares present" at the meeting for purposes of determining whether a quorum exists and, because the votes to elect Directors is based upon a plurality of the votes cast in each particular election, votes withheld will not affect the outcome of the vote. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they don't have discretionary voting authority and haven't received instructions as to how to vote on those proposals (so-called "broker nonvotes") are not considered "shares present" and will not affect the outcome of the vote.

--------------------------------------------------------------------------------

                       WHO CAN ATTEND THE ANNUAL MEETING?

    All shareholders as of the Record Date can attend, although seating is limited.

--------------------------------------------------------------------------------

     HOW DOES A SHAREHOLDER NOMINATE SOMEONE TO BE A DIRECTOR OF ANGELICA?

    Any shareholder may recommend any person as a nominee for Director of Angelica by writing to the Chairman of the Nominating Committee, c/o Corporate Secretary, 424 S. Woods Mill Rd., Chesterfield, MO, 63017-3406. Recommendations must be received at least 30 days prior to the Annual Meeting of Shareholders, but not more than 60 days prior to Annual Meeting of Shareholders. The recommendation must be accompanied by 1) the name and address of the shareholder and the number of shares of Angelica Common Stock owned by the shareholder, and
2) a statement from the nominee indicating his or her willingness to serve if elected and disclosing principal occupations or employment of the nominee over the past five years.

--------------------------------------------------------------------------------

                       WHO ARE THE LARGEST SHAREHOLDERS?

First Pacific Advisors, Inc. owned 1,437,500 shares or 15.7% as of December 31, 1997.
Dimensional Fund Advisors, Inc. owned 755,000 shares or 8.25% as of December 31, 1997.

Both of these firms are institutional investment managers.

--------------------------------------------------------------------------------

                  WHEN ARE THE 1999 SHAREHOLDER PROPOSALS DUE?

    In order to be considered for inclusion in next year's Proxy Statement, shareholder proposals must be submitted in writing by December 15, 1998, to Corporate Secretary, Angelica Corporation, 424 S. Woods Mill Rd., Chesterfield, MO 63017-3406. Proposals not in full conformity with the applicable rules of the Securities and Exchange Commission may be excluded from the Proxy Statement.

--------------------------------------------------------------------------------

             WHO ARE THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS?

    Arthur Andersen LLP has served as independent public accountants for the Company since 1954, and the Board of Directors has selected that firm to serve in that capacity again. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. Such representatives may make a statement if they so desire, and will be available to respond to appropriate questions by shareholders.

--------------------------------------------------------------------------------

                   HOW MUCH DID THIS PROXY SOLICITATION COST?

    Corporate Investor Communications, Inc. was hired to assist in the distribution of proxy materials and solicitation of votes at a cost of $5,000, plus out-of-pocket expenses. Angelica will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of Common Stock. Officers and regular employees of the Company may also solicit proxies, but they will not be specifically compensated for such services.

--------------------------------------------------------------------------------

         ARE THERE OTHER MATTERS TO BE ACTED ON AT THE ANNUAL MEETING?

    We do not know of any other matters to be presented or acted upon at the meeting. Under our By-Laws, no business besides that stated in the meeting notice may be transacted at any meeting of shareholders. If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies in the accompanying proxy card will be voted in accordance with the judgment of the person or persons voting those shares.

--------------------------------------------------------------------------------

                             ELECTION OF DIRECTORS

    The only matter to be voted on is the election of directors. Nominees for election this year are Susan S. Elliott, Don W. Hubble and H. Edwin Trusheim, each for a term of three years expiring in 2001; and David A. Abrahamson, for a term of two years expiring in 2000. The election of the Directors for the three-year terms will be separate from the election of the Director for the two-year term.

    If any Director is unable to stand for re-election, the Board may, by resolution, provide for a lesser number of Directors or designate a substitute. In the latter event, shares represented by proxies may be voted for the substitute nominee.

    The elections of Directors are based upon a plurality of the votes cast in each election. The three persons with the highest vote totals in the first election will be elected to terms of three years and the person with the highest vote total in the second election will be elected to a term of two years. Your Board recommends a vote FOR these Directors. Votes withheld for Directors will not affect the outcome of the vote in the elections for Directors.

                               BOARD OF DIRECTORS

DAVID A. ABRAHAMSON<F*>                                      Director since 1997

    Mr. Abrahamson, age 58, has been President of Medicine Shoppe International, Inc. since May, 1990. Mr. Abrahamson has also served as Executive Vice President of Cardinal Health Inc. since August, 1996.


SUSAN S. ELLIOTT<F*>                                         Director since 1998

    Ms. Elliott, age 60, is President and Chief Executive Officer of Systems Service Enterprises, Inc. (SSE), a desktop information technology services company which she founded in 1966. Ms. Elliott is a Director and serves as Deputy Chairman of the Federal Reserve Bank of St. Louis.


EARLE H. HARBISON, JR.                                       Director since 1986

    Mr. Harbison, age 69, has been Chairman of the Board of Harbison Corporation (a manufacturer of molded plastic containers) since 1993. Mr. Harbison retired from Monsanto Company where he was a member of the Board of Directors from 1986 to 1993, Chairman of the Executive Committee from January to September, 1993, and President and Chief Operating Officer from 1986 to January, 1993. Mr. Harbison is a director of Merrill Lynch & Co. and RightChoice Managed Care, Inc.


DON W. HUBBLE<F*>                                            Director since 1998

    Mr. Hubble, age 58, joined Angelica as Chairman, President and Chief Executive Officer on January 1, 1998. Mr. Hubble was President of National Service Industries, Inc. from 1994 to 1996. He also served as Chief Operating Officer from 1993 to 1996 and Executive Vice President from 1988 to 1994. Mr. Hubble is a director of Melita International.


LESLIE F. LOEWE                                              Director since 1980

    Mr. Loewe, age 76, most recently served as interim Chairman, President and Chief Executive Officer of Angelica from August 1, 1997 until December 31, 1997. Mr. Loewe had previously served as Chairman of the Board from 1984 to 1990 and as Chief Executive Officer from 1980 until 1989.


CHARLES W. MUELLER                                           Director since 1996

    Mr. Mueller, age 59, is Chairman, President and Chief Executive Officer of Ameren Corporation. Mr. Mueller served as President, Chief Executive Officer and Director of Union Electric Company from January 1, 1994, to January 1, 1998 and President and Director from July 1, 1993 to January 1, 1994. He was Senior Vice President--Administrative Services from 1988 to July 1, 1993.


WILLIAM A. PECK, M.D.                                        Director since 1996

    Dr. Peck, age 64, has been Dean of the School of Medicine since 1989 and Executive Vice Chancellor for Medical Affairs, Washington University since 1993. Dr. Peck is a director of Allied Healthcare Products, Inc., Hologic, Inc., Magna Group, Inc. and Reinsurance Group of America Incorporated.


WILLIAM P. STIRITZ                                           Director since 1983

    Mr. Stiritz, age 63, is Chairman and Chief Executive Officer of Agribrands International, Inc. He serves as Chairman of the Board of Ralston Purina Company and Ralcorp Holdings, Inc., and was formerly Chief Executive Officer and President of Ralston Purina Company from 1981 until 1997. Mr. Stiritz serves on the Boards of Ball Corporation, The May Department Stores Company, Reinsurance Group of America Incorporated and Vail Resorts, Inc.


H. EDWIN TRUSHEIM<F*>                                        Director since 1980

    Mr. Trusheim, age 70, retired as Chairman of the Board of General American Life Insurance Company in January, 1995. Mr. Trusheim served as Chairman of the Board of General American Life Insurance Company from May, 1992 to January, 1995 and as Chairman of the Board and Chief Executive Officer from 1986 to May, 1992. Mr. Trusheim is a director of Laclede Gas Company, RehabCare Group, Inc., Reinsurance Group of America Incorporated, and Venture Stores, Inc.

[FN]
<F*>Nominees for re-election

                                                    BOARD COMMITTEES

                                                   MEMBERSHIP ROSTER

                                                                COMPENSATION
                      NAME                          AUDIT      & ORGANIZATION      NOMINATING      EXECUTIVE      OTHER
-----------------------------------------------------------------------------------------------------------------------
David A. Abrahamson
-----------------------------------------------------------------------------------------------------------------------

Susan S. Elliott
-----------------------------------------------------------------------------------------------------------------------

Earle H. Harbison, Jr.                                x             x<F*>                              x            x
-----------------------------------------------------------------------------------------------------------------------

Don W. Hubble                                                                                        x<F*>
-----------------------------------------------------------------------------------------------------------------------

Leslie F. Loewe                                                                         x                           x
-----------------------------------------------------------------------------------------------------------------------

Charles W. Mueller                                                                    x<F*>
-----------------------------------------------------------------------------------------------------------------------

William A. Peck, M.D.                                 x
-----------------------------------------------------------------------------------------------------------------------

William P. Stiritz                                                    x                 x
-----------------------------------------------------------------------------------------------------------------------

H. Edwin Trusheim                                   x<F*>             x                                x            x
-----------------------------------------------------------------------------------------------------------------------

No. of Meetings in FY1998                             4               1                 2              0            3
-----------------------------------------------------------------------------------------------------------------------

<F*>chairperson

    During the fiscal year, all of the Directors attended at least 75% of the total meetings held by the Board and its respective committees and which each respective Director was eligible to attend, except for Mr. Harbison and Mr. Stiritz.

                              STANDING COMMITTEES

    Audit: The Audit Committee reviews Angelica's auditing, accounting, financial reporting and internal control functions and monitors compliance with the Company's Code of Conduct. This Committee also recommends the firm that Angelica should retain as its independent public accountants. All members are non-employee Directors.

    Compensation and Organization: The Compensation and Organization Committee reviews and approves executive compensation and employee benefit plans and programs, including their establishment, modification, and administration. All members are non-employee Directors.

    Executive Committee: The Executive Committee has limited powers to act on behalf of the Board whenever the Board is not in session.

    Nominating Committee: The Nominating Committee recommends nominees for election as Directors of the Company, recommends nominees for Board committee appointment, and recommends candidates for appointment as corporate officers. All members are non-employee Directors.

                               BOARD COMPENSATION

    Employee Directors receive no additional compensation other than their normal salary for serving on the Board or its Committees. Directors who are not employees of the Company receive a retainer of $16,000 annually, payable in shares of Common Stock pursuant to the Non-Employee Directors Stock Plan (described below). The shares are based on the fair market value of a share on the date of the Annual Meeting of Shareholders each year. A portion of the shares are forfeitable if the non-employee Director serves less than ten months after such Annual Meeting. Directors also receive $1,250 for each Board meeting attended, $450 for each telephonic Board meeting and $700 for each Committee meeting in which they participate.

    Mr. Loewe has entered into a Consulting Agreement with the Company dated January 1, 1998. The Consulting Agreement provides compensation at the rate of $5,000 per month for a term of six months.

                         NON-EMPLOYEE DIRECTOR PROGRAMS

    NON-EMPLOYEE DIRECTORS STOCK PLAN. Each non-employee Director receives 100 shares of Common Stock each year. In addition, new non-employee Directors receive, upon their initial election to the Board, 400 shares of Common Stock. Stock granted under the plan is forfeitable until earned out pursuant to a schedule based upon years of participation in the plan and the Director's age at the time of entering the plan. Options to purchase 2,000 shares of Common Stock are also granted annually under the plan to each non-employee Director. The purchase price of these option shares is 100% of the fair market value of the shares on the date of the Annual Meeting. The option shares become exercisable in full upon a non-employee Director's retirement.

    DEFERRED COMPENSATION OPTION PLAN FOR NON-EMPLOYEE DIRECTORS. Four Directors participate in either the Deferred Compensation Option Plan for Directors or the Deferred Compensation Option Plan for Selected Management Employees. Upon election to the Board, a Director may, at his or her election, defer $5,000 to $10,000 of Board meeting and Committee meeting fees annually for a period of years, not to exceed four years. In exchange, the Director is entitled to receive, at retirement, a retirement benefit payment payable over 15 years. The amount of the retirement benefit is a function of the amount of compensation deferred and certain actuarial factors.

                           BENEFICIAL STOCK OWNERSHIP

    The table below lists those persons known by the Company to own 5% or more of the outstanding shares of Common Stock.

                                                           BENEFICIALLY OWNED DIRECTLY
                                                                  OR INDIRECTLY
                                                         --------------------------------
                  NAME AND ADDRESS                        SHARES OF              PERCENT
                 OF BENEFICIAL OWNER                     COMMON STOCK           OF CLASS
                 -------------------                     ------------           ---------

First Pacific Advisors, Inc.<F1>.....................      1,437,500              15.7%
11400 Olympic Boulevard
Los Angeles, CA 90064

Dimensional Fund Advisors Inc.<F2>...................        755,000              8.25%
1299 Ocean Avenue, 11th Fl.
Santa Monica, CA 90401

-------
<F1> Stated information is based on a Schedule 13G, dated February 10, 1998, filed with the Securities and Exchange Commission. First Pacific Advisors, Inc., an investment advisor, has shared voting power as to 520,500 shares and shared dispositive power as to 1,437,500 shares. A separate Schedule 13G, dated February 10, 1998, was also filed for FPA Capital Fund, Inc., an investment company, which has sole voting power as to 500,000 shares and shared dispositive power as to 500,000 shares. These shares are included in the number of shares shown as beneficially owned by First Pacific Advisors, Inc.

<F2> Stated information is based on a Schedule 13G, dated February 9, 1998, filed with the Securities and Exchange Commission. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 755,000 shares of stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Dimensional has sole voting power as to 496,100 shares<F*> and sole dispositive power as to 755,000 shares.

      <F*>Persons who are officers of Dimensional Fund Advisors Inc. also serve as officers of DFA Investment Dimensions Group Inc., (the "Fund") and
     The DFA Investment Trust Company (the "Trust"), each an open-end management investment company registered under the Investment Company Act of 1940. In their capacity as officers of the Fund and the Trust, these persons vote 86,500 additional shares which are owned by the Fund and 172,400 shares which are owned by the Trust (both included in the sole dispositive power totals above).

                           MANAGEMENT STOCK OWNERSHIP

    The table below shows how much stock of Angelica each Director and executive officer ("Named Executive Officer") listed in the Summary Compensation Table beneficially owned as of April 7, 1998. Each Director or Named Executive Officer beneficially owns less than 1%, except for Mr. Young who owns 1.16%, and all Directors and executive officers as a group, including the Named Executive Officers, own 3.6% of Angelica Common Stock plus options that are exercisable within 60 days after April 7, 1998.

                                                      NUMBER OF SHARES BENEFICIALLY
                                                      OWNED DIRECTLY OR INDIRECTLY
                                                           AS OF APRIL 7, 1998
                                                 ---------------------------------------
                                                                OBTAINABLE
                                                                 THROUGH
                                                               STOCK OPTION
                                                 OWNED<F1>     EXERCISE<F2>       TOTAL
                                                 --------      ------------      -------
David A. Abrahamson..........................      1,355               --          1,355

Theodore M. Armstrong........................     11,367<F3>       35,650         47,017

Michael E. Burnham...........................      6,160<F4>       21,200         27,360

Susan S. Elliott.............................        637               --            637

Earle H. Harbison, Jr........................      3,952            3,000          6,952

Don W. Hubble................................     30,000               --         30,000

Leslie F. Loewe..............................     29,582<F5>        3,000         32,582

Charles W. Mueller...........................      2,286<F6>          400          2,686

William A. Peck..............................      2,286              400          2,686

William A. Stiritz...........................      4,102            3,000          7,102

H. Edwin Trusheim............................      4,302            3,000          7,302

Alan D. Wilson...............................      3,798           15,600         19,398

Lawrence J. Young............................     36,176           71,300        107,476

All Executive Officers and Directors as a
  group (16 persons).........................    145,450          197,250        342,700

-------
<F1> Includes 400 shares for Mr. Abrahamson, 400 shares for Ms. Elliott, 1,350 shares for Mr. Harbison, 300 shares for Mr. Loewe, 600 shares for Mr. Mueller, 600 shares for Dr. Peck, 1,500 shares for Mr. Stiritz, and 1,650 shares for Mr. Trusheim, all held under the Company's 1994 Non-Employee Directors Stock Plan or its predecessor Non-Employee Directors Stock Plan. With respect to these shares, non-employee Directors have sole voting power and no current dispositive power, except for 675 shares held by Mr. Harbison, 300 shares held by Mr. Loewe, and 1,650 shares held by Mr. Trusheim, which are nonforfeitable.

<F2> Stock options exercisable within 60 days after April 7, 1998.

<F3> Mr. Armstrong disclaims beneficial ownership of 200 shares included above which are held by a trust for his father of which he is co-trustee.

<F4> Mr. Burnham disclaims beneficial ownership of 120 shares included above which are held by his wife as custodian for their children.

<F5> Mr. Loewe disclaims beneficial ownership of 6,945 shares included above which are owned by his wife.

<F6> Mr. Mueller disclaims beneficial ownership of 2,286 shares included above which are held by his wife's living trust.

                                 SECTION 16(A)
                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based on Company records and other information, Angelica believes that all SEC filing requirements applicable to its Directors and officers were complied with for the 1998 fiscal year.

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, or the Securities Exchange Act of 1934, each as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation and Organization Committee Report Regarding Executive Compensation and the Performance Graph on page 18 shall not be incorporated by reference into any such filings.

             REPORT OF THE COMPENSATION AND ORGANIZATION COMMITTEE

                      WHAT IS OUR COMPENSATION PHILOSOPHY?

    The objectives of Angelica's executive compensation programs are to motivate management to create shareholder value by making compensation commensurate with performance and the attainment of predetermined financial and strategic objectives. The Compensation and Organization Committee of the Board of Directors (the "Committee"), which consists entirely of outside Directors, has overall responsibility to administer the executive compensation programs, policies, and practices.

            WHAT FACTORS ARE CONSIDERED IN DETERMINING COMPENSATION?

    There are two components in the Company's executive cash compensation program, base salary and target incentive compensation. The cash compensation program is structured so that the total of an executive's base salary and target incentive compensation is within a range deemed to be competitive with other companies that are considered to be the Company's competitors for executive talent. In setting the total cash compensation range for executives of the Company's various operating divisions, the Committee considers compensation packages offered by companies in competitive markets, such as image apparel manufacturing companies, textile service companies and specialty retail companies. Since there are no companies with substantially similar lines of business as the Company, taken as a whole, the compensation packages for the officers employed at the Company's executive offices are compared to the compensation packages of comparable officers of companies of similar size and complexity as the Company. Companies used for comparative purposes in analyzing the Company's compensation policies are not necessarily the same companies included in the performance graph peer group.

    The Committee uses a variety of nationally published surveys in order to develop a median range of compensation. The surveys cover hundreds of companies and deal with a variety of factors such as labor force, sales revenue, location, and market. Total cash compensation is maintained within the target range developed by the surveys. Although factors such as location, experience and performance can affect where in the range total cash compensation falls, attempts are made to maintain total cash compensation at the median of the range. However, due to results of the Company in recent years causing incentive compensation for such years to be below target levels, total cash compensation has been in the lower half of the range.

          HOW DO WE DETERMINE BASE SALARY AND INCENTIVE COMPENSATION?

    The Company has established guidelines that the Committee uses in determining on a continuing basis the desired split between base salary and target incentive compensation for executives of the Company. Under these guidelines, executive positions are assigned grade levels, and officers in the higher paid grade levels will generally have a smaller percentage of their total compensation payable as base salary and a greater percentage of their compensation payable upon the achievement of performance targets established by the Committee. Under these guidelines, an individual executive's target incentive compensation ranges from 10% to 65% of base salary compensation based upon the particular grade level. From time to time, the Committee may establish target incentive levels for certain senior management executives in excess of the established guidelines for the particular grade level. The target incentive portion of the total compensation package is consistent with the Committee's strong commitment to a pay-for-performance policy with respect to executive compensation. All of the named executive officers currently have target incentive compensation percentages within the established guidelines for their grade levels for their respective executive positions, which percentages range from 41% to 67%. To the extent that the split between base salary and target incentive compensation in a newly-hired executive's initial compensation package deviates from these guidelines, the Committee will make adjustments in future years in such a manner that the split between the executive's base salary and target incentive compensation comes within the executive's applicable grade level guidelines as soon as practicable after the initial year of employment. Compensation increases are generally divided between base salary and target incentive compensation in amounts intended to meet the established target incentive percentage guidelines. However, compensation increases granted to certain of the named executive officers during fiscal 1998 were applied 100% to target incentive compensation.

    The actual amount of incentive compensation paid is based upon performance in comparison to a targeted pre-tax earnings level achieved by the Company or relevant operating group. Factors such as economic or market conditions are considered in setting the Company's targeted pre-tax earnings level. Actual incentive compensation earned by some of the named executives during the last fiscal year demonstrates the Board's philosophy. For fiscal 1998, Mr. Young and Mr. Armstrong earned 57% of target incentive compensation, based upon the consolidated performance of the Company. Mr. Wilson earned 171% of target incentive compensation, based on the performance of the textile services segment. Mr. Burnham earned 103% of target incentive compensation, based on the performance of the Life retail segment. Target incentive compensation earned by Messrs. Young and Hubble is discussed below.

            WHAT OTHER TYPES OF COMPENSATION DO EXECUTIVES RECEIVE?

    The Committee believes that executives who own Angelica Common Stock will be more motivated to work towards increasing shareholder value. The Stock Bonus and Incentive Plan encourages employees to invest in the Company's Common Stock by providing a matching incentive. The Plan requires both the employee's investment in Common Stock and the Company's match be retained for three and five years, respectively, encouraging employees to work to increase the price of the Common Stock.

    To further encourage employees to work towards the growth of shareholder value, the Committee periodically awards stock options to various employees under the Angelica Corporation 1994 Performance Plan. This gives employees the opportunity to buy Common Stock at option prices which, at the time of exercise, may be below the then market value. The option price is the fair market value on the date of grant. Options become exercisable ratably over four to ten years, provided the executive remains employed by the Company. The grant of stock options is strictly discretionary; however, the employee's performance and grade level, as well as total grants outstanding, are considered in determining the amount of option grants. The amount an employee may realize from exercising options depends on the market price of the Company's Common Stock at the time of exercise. The decision of when to exercise an option and thus realize the value is determined by each individual executive.

                      HOW IS CEO COMPENSATION DETERMINED?

    The Committee's general approach in establishing the Chief Executive Officer's annual cash compensation is to seek to be competitive with other companies of comparable size and business scope, while at the same time having a large percentage of his total cash compensation based upon performance criteria. While this may result in a fluctuation in the actual level of compensation from year to year, the Committee believes that its objective appropriately incentivizes the Company's chief executive officer toward clearly defined goals, while maintaining some certainty in the level of compensation through the non-performance-based salary portion of total compensation. The grant of stock options to Mr. Young and his participation in the Stock Bonus and Incentive Plan was in accordance with the Committee's philosophy that the Chief Executive Officer be encouraged to maintain a significant stock ownership position in order to align his interest with those of the Company's shareholders. Mr. Young served as Chief Executive Officer from January 26, 1997 through July 31, 1997, and Mr. Loewe served as Chief Executive Officer from August 1, 1997 to December 31, 1997. Mr. Hubble commenced employment on January 1, 1998. The grant of stock options to Mr. Hubble is also in accordance with the Committee's philosophy regarding encouraging a significant stock position. Since Mr. Hubble was not employed on August 1, 1997, he did not qualify to participate in the Stock Bonus and Incentive Plan for fiscal year 1998. Mr. Hubble will qualify to participate in that Plan for fiscal year 1999.

MR. HUBBLE'S COMPENSATION

    Mr. Hubble assumed the position as Chairman, President and Chief Executive Officer on January 1, 1998. The Committee established Mr. Hubble's base salary at $375,000. Mr. Hubble's target incentive compensation was set at 50% of his base salary, or $187,500. His incentive compensation is guaranteed to be $175,000 for fiscal year 1999. Depending on the performance of the Company during fiscal year 1999, Mr. Hubble can receive incentive compensation equal to 80% of his base salary. In addition, Mr. Hubble was guaranteed to receive 100% of his pro rata bonus for fiscal year 1998 ($14,583).

    Mr. Hubble received, upon accepting the position as Chief Executive Officer, a grant of 25,000 shares of restricted Common Stock. The shares vest over a period of three years and are forfeitable if Mr. Hubble leaves the Company for reasons other than death or disability prior to the expiration of the vesting period. Mr. Hubble also received options to purchase 100,000 shares of Common Stock at an exercise price of $21.9375 per share, the market value on January 2, 1998. The options will become exercisable ratably in three equal installments beginning January 2, 1999.

MR. LOEWE'S COMPENSATION

    Mr. Loewe served as Chairman, President and Chief Executive Officer from August 1, 1997 until December 31, 1997. Because Mr. Loewe served in this position on an interim basis while a nationwide search was being conducted to fill this position, the Committee felt it was not appropriate for Mr. Loewe's compensation to be incentive based. Mr. Loewe did not qualify to participate in the Company-provided medical and health benefit program and waived all rights to participate in other health and welfare benefit plans.

MR. YOUNG'S COMPENSATION

    Mr. Young received a base salary of $253,333 in fiscal 1998, during which he was Chairman, President and Chief Executive Officer from January 26, 1997 to July 31, 1997. Mr. Young's target incentive compensation for fiscal 1998 was set at 85% of his base salary. Although this percentage was in excess of Company guidelines, the Committee felt a higher percentage of compensation tied to Company performance was appropriate in light of recent Company performance. Mr. Young resigned his position as Chairman, President and Chief Executive Officer of the Company, effective July 31, 1997, but retained the position of President of Angelica Image Apparel. Mr. Young's target incentive compensation for fiscal 1998 was based solely on the performance of the Company on a consolidated basis, reflecting his position as Chief Executive Officer for a significant portion of the year. Mr. Young's base salary and target incentive compensation for fiscal 1999 is commensurate with his position as President of Angelica Image Apparel and is deemed competitive with similarly situated executives in competitive companies and markets.

    In addition to the base salary and target incentive compensation outlined above, Mr. Young will receive the sum of $40,000 per month from January 1, 1998 through December 31, 1999. This amount is in full settlement of the Company's obligation to Mr. Young pursuant to an employment agreement entered into with Mr. Young during his term as Chief Executive Officer.

   HOW HAVE WE RESPONDED TO THE IRS LIMITS ON DEDUCTIBILITY OF COMPENSATION?

    Although no executive officer currently receives in excess of $1,000,000 of compensation annually, the Committee's policy is to maximize the tax deductibility of executive compensation without compromising the essential framework of the existing total compensation program. The Committee may elect to forego deductibility for federal income tax purposes if such action is, in the opinion of the Committee, necessary or appropriate to further the goals of the Company's executive compensation program, or otherwise is in the Company's best interests.

    Although the foregoing describes the Committee's current compensation policies applicable to the Company's executive officers, the Committee reserves the right to change these policies at such time in the future and in such manner as the Committee deems necessary or appropriate.

    SUBMITTED BY THE COMPENSATION AND ORGANIZATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS

    E. H. Harbison, Jr., Chairman          H. E. Trusheim
    W. P. Stiritz

                       COMPENSATION OF EXECUTIVE OFFICERS

    The table below shows the before-tax compensation for the last three years for Don W. Hubble, who assumed the position of Chief Executive Officer ("CEO") on January 1, 1998, for Leslie F. Loewe, who served as CEO from August 1, 1997 to December 31, 1997, and for the four next highest paid executive officers at the end of fiscal 1998. The four next highest paid executive officers includes Lawrence J. Young, who served as CEO during fiscal 1998 from January 26, 1997 to July 31, 1997.

                                                SUMMARY COMPENSATION TABLE
                                                                                            LONG TERM
                                                                                           COMPENSATION
                                                                                  -----------------------------
                                                   ANNUAL COMPENSATION                        AWARDS
                                         ----------------------------------------------------------------------
                                                                BONUS                RESTRICTED                   ALL OTHER
                                FISCAL              ---------------------------        STOCK                       COMPEN-
           NAME AND              YEAR                         NONCASH     TOTAL       AWARD(S)                     SATION
      PRINCIPAL POSITION        ENDING   SALARY<F1>   CASH    <F2><F3>    BONUS      ($)<F2><F3>  OPTIONS (#)      ($)<F4>
      ------------------        ------   ----------   ----    --------    -----      -----------  -----------     ---------
Don W. Hubble<F5>               1/31/98   $ 31,250   $14,583  $    --    $ 14,583     $575,000<F6>  100,000        $    --
Chairman, President             1/25/97         --        --       --          --           --           --             --
& CEO                           1/27/96         --        --       --          --           --           --             --

Leslie F. Loewe<F7>             1/31/98    200,000        --       --          --       11,133<F8>    2,000         16,966<F9>
Chairman, President             1/25/97         --        --       --          --       18,550        2,000         10,416
& CEO                           1/27/96         --        --       --          --       18,375        2,000         11,404

Lawrence J. Young<F10>          1/31/98    253,333    62,700   62,700     125,400       31,350           --         40,600<F11>
Executive Vice President.       1/25/97    260,000    46,250   46,250      92,500       23,125       62,000            600
Also President, Angelica        1/27/96    260,000    46,250   46,250      92,500       23,125       10,000            600
Image Apparel

Theodore M. Armstrong           1/31/98    164,000    35,568    8,892      44,460        4,446           --            600
Senior Vice President--         1/25/97    164,000    18,000   18,000      36,000        9,000       31,000            600
Finance & Administration        1/27/96    164,000    16,500   16,500      33,000        8,250        5,000            600
and Chief Financial Officer

Michael E. Burnham, Vice        1/31/98    113,750    43,905    4,878      48,783        2,439           --            600
President. Also President,      1/25/97    101,500    24,805   24,805      49,610       12,402       15,000            600
Life Uniform and Shoe           1/27/96     93,000    17,871   17,871      35,742        8,935        4,000            600
Shops

Alan D. Wilson, Vice            1/31/98    165,000   154,047       --     154,047           --           --            600
President. Also, President,     1/25/97    169,518    34,542   11,514      46,056        5,757       17,500            600
Angelica Textile Services       1/27/96    156,592    43,110   14,370      57,480        7,185        5,000            600

--------
 <F1> Includes participant deferrals under the Retirement Savings Plan for all
      Named Executive Officers except Mr. Loewe and Mr. Hubble.

 <F2> Participants in the Stock Bonus and Incentive Plan may elect to receive up to 50% of their Incentive Compensation in shares of Company's Common Stock ("elected shares") in lieu of cash. Elected shares cannot be sold for three years. Additionally, participants receive restricted shares in the Company's Common Stock ("matching shares") with a fair market value equal to 1/2 of that portion of the Incentive Compensation which participants elected to take in Common Stock. Restricted shares of Common Stock (both "elected shares" and "matching shares") were issued to participants based upon the fair market value (the average of the high/low transaction prices) of the Common Stock on the date of issuance. Elected shares are reported under the "noncash" column, while matching shares are reported under the "Restricted Stock Awards" column. Mr. Hubble and Mr. Loewe were not eligible to participate in the Stock Bonus and Incentive Plan for fiscal 1998. The following named executive officers received elected shares for fiscal 1998, which become transferable in three years as follows: Mr. Young, 2,682 shares; Mr. Armstrong, 380 shares; and Mr. Burnham, 208 shares. Mr. Wilson did not elect to participate. Participants receive dividends on all restricted shares.


                                       12

 <F3> At the end of the last fiscal year, the following named executive officers held the following number of shares of restricted stock issued under the Stock Bonus and Incentive Plan (elected and matching shares):
      Mr Young, 13,872 shares with an aggregate value of $319,056, Mr. Armstrong, 4,750 shares with an aggregate value of $109,250, Mr. Burnham, 4,750 shares with an aggregate value of $109,250, and Mr. Wilson, 2,904 shares with an aggregate value of $66,792. Matching shares become transferable in five years and are subject to forfeiture should the participant leave the Company prior to the expiration of five years. Participants receive any dividends paid on matching shares.

 <F4> Includes Company contributions to the Retirement Savings Plan on behalf of each of the named executive officers, except Mr. Loewe and Mr. Hubble, to match calendar 1997 participant deferrals (included under Salary) made by each to such Plan.

 <F5> Assumed position of Chairman, President and Chief Executive Officer on
      January 1, 1998.

 <F6> 25,000 shares of restricted stock were issued to Mr. Hubble on January 2,
      1998, pursuant to his employment agreement. The shares vest in equal amounts over a period of three years and are forfeitable if Mr. Hubble's employment terminates prior to vesting for any reason other than death or disability. At the end of the fiscal year, the restricted shares had an aggregate value of $575,000.

 <F7> Held the position of Chairman, President and Chief Executive Officer from
      August 1, 1997 until December 31, 1997.

 <F8> In his capacity as a non-employee Director and pursuant to the
      Non-Employee Directors Stock Plan, Mr. Loewe received a retainer of $9,333 in fiscal year 1998 and $16,000 in each of fiscal years 1996 and 1997. The retainer fees were paid in Angelica Restricted Stock. In addition, Mr. Loewe received 100 shares of unrestricted Common Stock in his capacity as a non-employee Director in each of the fiscal years listed. The shares were issued pursuant to the Non-Employee Directors Stock Plan. Because Mr. Loewe is over 70 years of age, the shares are unrestricted. At the end of the fiscal year, Mr. Loewe held 2,087 shares of Restricted Stock with an aggregate value of $48,001 and 300 shares of unrestricted stock with an aggregate value of $6,900.

 <F9> Includes $5,000 compensation earned pursuant to a Consulting Agreement entered into on January 1, 1998. In addition, as compensation for Mr. Loewe's services as a non-employee Director, Mr. Loewe received meeting fees in the amounts described on page 6. Mr. Loewe did not receive compensation for any Board or Committee Meeting he attended while an employee of the Company.

<F10> During fiscal year 1998, Mr. Young was Chairman, President and Chief
      Executive Officer from January 26, 1997 to July 31, 1997.

<F11> Includes $40,000 in settlement of a prior contractual employment obligation (see page 11).

               EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

                              EMPLOYMENT CONTRACTS

    With the exception of Mr. Loewe, all of the Named Executive Officers have employment agreements with the Company (referred to herein individually as an "Employment Agreement" and collectively as the "Employment Agreements") that define the Named Executive Officer's employment relationship with the Company. The Employment Agreements protect the Named Executive Officers from certain terminations of employment with the Company, both prior to and after a "Triggering Transaction". The definition of a "Triggering Transaction" (as defined in each of the Employment Agreements) varies depending on the executive and his responsibilities, however, it generally refers to a sale or change in control of one or more operating divisions of the Company, or the sale or change in control of the entire Company. The Employment Agreements provide that if, during the term of the Employment Agreement, a Triggering Transaction occurs and, within three years following the Triggering Transaction, the Company terminates the Named Executive Officer's employment without "cause", or the Named Executive Officer terminates his employment for "good reason", the Company will be required to pay to the Named Executive Officer an amount ranging from 2.00 to 2.99 times the Named Executive Officer's then-current annual base salary and the then-current year's target bonus. In addition, all stock options and unvested and restricted stock under the Company's stock option plans and the Stock Bonus and Incentive Plan will vest and/or become unrestricted, as the case may be. Messrs. Armstrong, Hubble and Young will be entitled to enhanced supplemental retirement and medical and health benefits without cost to the Named Executive Officer for a period ranging from five to ten years thereafter. Mr. Armstrong will also be entitled to enhanced supplemental deferred compensation benefits. These provisions also apply if, within six months following a termination by the Company without cause or by the Named Executive Officer with good reason, a Triggering Transaction occurs or a definitive agreement is executed that eventually results in a Triggering Transaction. The terms "good reason" and "cause" are defined in the Employment Agreements.

    The Employment Agreements also set out the employment arrangement if an executive's employment is terminated by the Company without cause (or by the executive for good reason in the case of Messrs. Hubble and Armstrong) and no Triggering Transaction has occurred. Except for Mr. Young's Employment Agreement, which is described below, the Company will be required to continue the then-current base salary for a period of two years. In the case of Messrs. Hubble and Armstrong, medical and health benefits shall be continued for a period of one year.

    If it is determined that any portion of the payments made to an executive officer pursuant to the Employment Agreement would be subject to an excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, the Company will pay to the executive officer an additional cash payment sufficient to place the executive officer in the same after-tax position as he or she would have been in had no excise tax been imposed.

    Under the terms of a special retirement agreement with Mr. Hubble (the "Hubble Retirement Agreement") the Company has agreed to pay to Mr. Hubble an annual retirement benefit starting at age 65 equal to $15,000 multiplied by the number of full years Mr. Hubble is employed by the Company. All benefits under the Hubble Retirement Agreement will be reduced by the amount of retirement benefits payable by the Company to Mr. Hubble under certain of the Company's other retirement benefit plans.

    In the event Mr. Young is terminated for any reason except death, but not in connection with a Triggering Transaction, Mr. Young shall be entitled to receive the sum of $25,000 a month for six months. However, if the termination occurs after January 2001 and the operating income of Angelica Image Apparel for the fiscal year ending January, 2001 has reached or exceeded $10,000,000, Mr. Young shall be entitled to receive an amount equal to two years of his then-current base salary. In addition, if a termination, including termination because of death, occurs prior to December 31, 1999, the Company will pay to Mr. Young or his estate the amount of $40,000 per month for each month following termination through December, 1999.

    In the event of termination of employment in connection with a Triggering Transaction, Mr. Wilson's Employment Agreement provides for the payment of certain enhanced benefits under a special retirement benefit agreement executed between Mr. Wilson and the Company on August 25, 1987 (the "Wilson Retirement Agreement"). The Wilson Retirement Agreement provides for a monthly retirement benefit of $8,333, payable over a ten-year period commencing on or after Mr. Wilson's 65th birthday. All benefits under the Wilson Retirement Agreement will be reduced by the amount of retirement benefits payable by the Company to Mr. Wilson under certain of the Company's other retirement and deferred compensation plans. Mr. Wilson's right to receive such special retirement benefits under the Wilson Retirement Agreement vests at the rate of 6% per year for each of Mr. Wilson's first ten years of employment with the Company and at the rate of 4% per year for each of Mr. Wilson's second ten years of employment. In any case, such benefits will fully vest in the event that Mr. Wilson reaches the age of 65 and has been continuously employed by the Company since the date of the Wilson Retirement Agreement.

                    MANAGEMENT RETENTION AND INCENTIVE PLAN

    All of the executive officers except for Messrs. Hubble and Loewe have an agreement with the Company under the Management Retention and Incentive Plan that grants certain severance benefits in the event of certain terminations of employment after a "Change in Control" involving the Company (as defined in the plan). If an officer's employment with the Company is terminated by the Company without cause or by the employee for good reason, within two years after a Change in Control, the Company will make a payment of 2.99 times the average Annual Compensation of the executive officer for the five full calendar years immediately preceding a Change in Control of the Company. "Annual
Compensation" is generally defined as all wages, salary, bonuses, incentive compensation and all other amounts paid by the Company to the executive officer in consideration for services rendered, including all deferred compensation. In addition, the plan provides the terminated executive with outplacement counseling and certain medical benefits and health insurance. The executive officer will also be relieved of all non-compete obligations with respect to the Company.

    The differing scope of the term "Change in Control" in the Management Retention and Incentive Plan and the term "Triggering Transaction" in the employment agreements may result in an entitlement to payment under one arrangement but not the other, depending upon the circumstances. As a result, the severance benefits payable under the employment agreements are computed differently than under the Management Retention and Incentive Plan and may result in significantly different entitlements to a particular executive officer. In the event a severance benefit is payable under an Employment Agreement as a result of a Triggering Transaction and is payable under the Management Retention and Incentive Plan as a result of a Change of Control, the executive officer will be entitled to the larger of the two amounts.

                                TRUST AGREEMENTS

    Two separate trusts have been established with UMB Bank to fund certain benefits payable to key management personnel pursuant to certain employee benefit plans in the event the executive officer's employment is terminated following a "change in control" (as defined in the respective employee benefit plans.) The trusts relate to the benefits payable under the Deferred Compensation Option Plan for Selected Management Employees, the Supplemental Plan, and the Management Retention and Incentive Plan. In the event of a change in control or a potential change in control of the Company that is not approved by the Board of Directors of the Company, the Company will be required to deposit in each trust an amount equal to the difference between the maximum amount potentially payable under the plan or plans to all participants and the current value of the trust assets. Each trust can be revoked by the Company at any time prior to a potential change in control or change in control of the Company. The trust will terminate automatically on the third anniversary of the occurrence of the change in control. If the trust is revoked or terminated, all remaining trust assets will be returned to the Company. If the Company makes a deposit to a trust in connection with a potential change in control and an actual change in control does not occur within 90 days thereafter, the Board of Directors may adopt a resolution that the change of control is not imminent and the deposit should be returned by the trust to the Company. In the event the Company becomes bankrupt or insolvent, the assets of the trust will be subject to the claims of the general creditors of the Company.

                                RETIREMENT PLANS

    The Company has maintained a defined benefit Pension Plan since April 1, 1980. An employee earns benefits in any year equal to 0.25% of total compensation plus an additional 0.25% of that part of compensation which is in excess of one-half of the Social Security Taxable Wage Base, plus, for each year of employment in excess of 15 years, an additional 0.05% of total compensation. Reduced benefits are payable at early retirement. Estimated annual benefits under the Pension Plan payable upon normal retirement to the Named Executive Officers are as follows: Mr. Hubble, $4,838; Mr. Young, $44,889; Mr. Armstrong, $15,093; Mr. Burnham, $27,747; and Mr. Wilson, $15,762. These figures assume that participants will remain with the Company until their normal retirement dates and will receive reasonable increases to their current compensation.

    The Company also maintains the Supplemental Plan, a supplemental retirement benefit plan for a limited number of highly compensated officers and management personnel selected by the Compensation and Organization Committee.

    The "formula amount" of supplemental retirement benefit payable under the Supplemental Plan is determined by the Committee when the participant is invited to join the Plan and is subject to increase at the Committee's discretion. Additionally, the Committee may, at its discretion, reduce the formula amount or "freeze" the then vested benefit of certain participants. A full benefit is the participant's final average compensation multiplied by the formula amount (between 30% and 50%). A participant who has less than 30 years of service at retirement will receive a reduced amount of the otherwise fully vested formula amount, based on actual years of service. For the purposes of the Supplemental Plan, final average compensation means the average compensation paid during the three most highly compensated years of the participant's last five years of employment.

    Benefits are generally payable over 120 months beginning at age 65, but may extend for a period of up to 15 years. Any benefit payable under the Supplemental Plan will be reduced by benefits paid under the Pension Plan.

    Estimated annual benefits under the Supplemental Plan payable upon normal retirement over a ten-year period to the Named Executive Officers are as follows: Mr. Hubble, $50,334; Mr. Young, $135,120; Mr. Armstrong, $39,649; Mr. Burnham, $121,645; and Mr. Wilson, $58,752. These figures reflect a reduction for the benefit payable under the Pension Plan (or predecessor plan), and assume that participants will remain with the Company until their normal retirement dates and will receive reasonable increases to their current compensation.

    Mr. Loewe currently receives benefits under the Pension Plan and the Supplemental Plan that are in conjunction with his term of employment with the Company prior to his retirement in 1990. He did not accrue any additional benefits as a result of his employment during fiscal 1998.

                                 STOCK OPTIONS

    The 1994 Performance Plan allows grants of stock options and other rights relating to Common Stock. In general, whether exercising stock options is profitable depends on the relationship between the Common Stock's market price and the option's exercise price, as well as on the grantee's investment decisions. Options that are "in the money" on a given date can become "out of the money" if prices change on the stock market. For these reasons, we believe that placing a current value on outstanding options is highly speculative and may not represent the true benefit, if any, that may be realized by the grantee.

                                             OPTION GRANTS IN LAST FISCAL YEAR
                                                              INDIVIDUAL GRANTS
                                           -------------------------------------------------------
                                                              % OF
                                           NUMBER OF          TOTAL
                                           SECURITIES        OPTIONS
                                           UNDERLYING      GRANTED TO     EXERCISE
                                            OPTIONS         EMPLOYEES      OR BASE
                                            GRANTED         IN FISCAL       PRICE      EXPIRATION           GRANT DATE
                  NAME                        (#)           YEAR<F1>       ($/SH)         DATE         PRESENT VALUE ($)<F2>
                  ----                     ----------      ----------     --------     ----------      ---------------------
Don W. Hubble...........................   100,000<F3>         90%        $21.9375       1/02/05             $442,800

Leslie F. Loewe.........................        --<F4>         --            --            --                   --

Lawrence J. Young.......................        --             --            --            --                   --

Theodore M. Armstrong...................        --             --            --            --                   --

Alan D. Wilson..........................        --             --            --            --                   --

Michael E. Burnham......................        --             --            --            --                   --

-------
<F1> Based on 111,000 options granted to 3 employees during the fiscal year.

<F2> The fair market value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The Black-Scholes evaluation employed the following factors: risk-free rate of return of 6.0% based upon the ten-year Treasury Bill rate as of grant date, dividend yield of 3.7% based upon average annual dividend yield for the prior seven years, exercise term of seven years, stock price volatility of 19.32% based upon average stock price volatility for the prior five years, and that no adjustments have been made for transferability of risk or forfeiture of the options.

<F3> Options were granted pursuant to the terms of Mr. Hubble's Employment
     Agreement dated December 12, 1997, and a Stock Option Agreement dated January 2, 1998. One-third of the stock option grant can be exercised one year after the grant date, two-thirds after two years, and 100% after three years. Any unexercised options expire after seven years. Options become immediately exercisable in the event of a termination of employment occurring in connection with a "Triggering Transaction", as such term is defined in the Employment Agreement. (See "Employment Contracts and Termination of Employment and Change-in Control Arrangements.")

<F4> All options held by Mr. Loewe were granted under the 1994 Non-Employee
     Directors Stock Plan during Mr. Loewe's tenure as an outside Director and not in his capacity as an employee.

                         OPTION EXERCISES AND HOLDINGS

    This table shows the number and value of unexercised stock options for the Named Executive Officers during fiscal 1998. Value is calculated based on the average of the high and low transaction prices as reported on the New York Stock Exchange composite tape on January 30, 1998. No options were exercised by the Named Executive Officers during fiscal 1998.

                        FISCAL YEAR-END OPTION VALUES
                                             NUMBER OF            VALUE OF
                                            SECURITIES          UNEXERCISED
                                            UNDERLYING          IN-THE-MONEY
                                            OPTIONS AT           OPTIONS AT
                                            FY-END (#)           FY-END ($)
                                           EXERCISABLE/         EXERCISABLE/
        NAME                               UNEXERCISABLE      UNEXERCISABLE<F1>
        ----                               -------------      -----------------
Don W. Hubble..........................      0/100,000        $  0/106,250

Leslie F. Loewe........................     1,800/5,200           0/10,000

Lawrence J. Young......................    66,900/55,100       54,800/169,200

Theodore M. Armstrong..................    33,450/27,550       27,400/84,600

Alan D. Wilson.........................    13,100/17,400       11,000/44,000

Michael E. Burnham.....................    19,400/15,100       10,000/40,000

-------
<F1> Based upon the average of the high/low transaction prices as reported on
     New York Stock Exchange composite tape on January 30, 1998.

                            STOCK PERFORMANCE GRAPH

    SEC rules require proxy statements to contain a performance graph comparing, over a five-year period, the performance of our Common Stock against Standard & Poor's 500 Stock Index and against either a published industry or line-of-business index or a group of peer issuers. Angelica chose the Value Line Industrial Services Index for the graph.



                              [Performance Graph]



                                                           1/31/93     1/31/94     1/31/95     1/31/96     1/31/97     1/31/98
                                                           -------     -------     -------     -------     -------     -------
Angelica.............................................        100         114         112          90          88         112
S&P 500..............................................        100         113         114         158         200         254
Value Line: Industrial Services......................        100         120         131         191         287         393

 (ASSUMES $100 INVESTED ON JANUARY 31, 1993 AND THAT DIVIDENDS ARE REINVESTED.)

PLEASE DATE, SIGN, AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

St. Louis, Missouri
April 16, 1998

                             (Fold And Detach Here)
-------------------------------------------------------------------------------

                              ANGELICA CORPORATION
       PROXY for Annual Meeting of Shareholders to be held May 27, 1998
-------------------------------------------------------------------------------
              Directors recommend a vote FOR all nominees listed
-------------------------------------------------------------------------------

1. ELECTION OF DIRECTORS to serve for three-year terms:

   Susan S. Elliott, Don W. Hubble and H. Edwin Trusheim.
   / / FOR all nominees listed.
   / / FOR all nominees listed except
                                     -------------------
   / / WITHHOLD AUTHORITY to vote for all nominees listed.

2. ELECTION OF DIRECTOR to serve for a two-year term:
   David A. Abrahamson
   / / FOR nominee listed.
   / / WITHHOLD AUTHORITY to vote for nominee listed.

-------------------------------------------------------------------------------
3. In such manner as said proxies may in their discretion determine, upon such other matters as may properly come before the meeting.

           BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THE FORM.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING, WHETHER OR
NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE, DETACH AND MAIL THE PROXY FORM BELOW.


                            (Fold And Detach Here)
-------------------------------------------------------------------------------

The undersigned hereby appoints Don W. Hubble and Leslie F. Loewe, and each of them, the proxy of the undersigned, each with power of substitution, to vote all shares which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Angelica Corporation to be held on May 27, 1998, and at any adjournment thereof; provided, however, that said shares shall be voted as specified on the reverse side hereof.

This proxy is solicited by the Board of Directors. Unless otherwise indicated on the reverse side, this proxy will be voted FOR the election of all of the nominees listed.

                        Date:--------------------------------------------, 1998
                        -------------------------------------------------------
                        -------------------------------------------------------
                                      (SIGNATURE OF SHAREHOLDER(S)

                        (Please sign proxy exactly as name appears hereon. Joint owners should each sign personally. Corporate proxies should be signed by authorized officer. Executors, administrators, trustees, etc. should so indicate when signing.)

                        / / Check here if you plan to attend the Annual Meeting.

           PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                                   Appendix


    Page 18 of the printed Proxy contains a Stock Performance Graph. The information contained in the graph is depicted in the table that follows the graph.